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                                                                    EXHIBIT 10.9


                                DECEMBER 1, 1998

                      THIRD SUPPLEMENT TO LEASE AGREEMENT

Re: Lease Agreement (the "Lease Agreement") dated February 28, 1997 by and between, EURUS ESTATES II, LTD., as Lessor, and CROSSROADS SYSTEMS, INC., as Lessee, and that certain

* First Supplement to Lease Agreement (the "First Supplement") dated October 6, 1997; and that certain

* Second Supplement to Lease Agreement (the Second Supplement) dated September 28, 1998,

demising of 11,618 rentable square feet (9,467 usf) of space locally known as Suites II-300 and II-350 and 5,709 rentable square feet (4,656 usf) of space locally known as Suite II-450, in the KALEIDO II office building located at 9390 Research Boulevard, Austin, Travis County, Texas 78759. The primary lease agreement, as amended by the First Supplement, shall hereinafter be referred to as the "Lease Agreement".

This Third Supplement to Lease Agreement entered into by and between EURUS ESTATES II, LTD., hereinafter called "Lessor", and CROSSROADS SYSTEMS, INC., hereinafter called "Lessee", shall amend and modify the Lease Agreement as follows:

     EXPANSION SPACE BASE RENT. Commencing December 1, 1998, Lessee shall pay to Lessor base rent for the Expansion Space according to the rent schedule below:

                 Time Period                   Per Month           Per Term              Per SF Per Yr
                 -----------                   ---------           --------              -------------
            12/01/98 to 12/31/98              $     0.00          $      0.00               $20.00
            01/01/99 to 05/31/99              $ 9,515.00          $ 47,575.00               $20.00
            06/01/99 to 05/31/00              $ 9,752.88          $117,034.56               $20.50
            06/01/00 to 05/31/01              $ 9,990.75          $119,889.00               $21.00
            06/01/01 to 05/31/02              $10,228.63          $122,743.56               $21.50
            06/01/02 to 05/31/03              $10,466.50          $125,598.00               $22.00
            06/01/03 to 12/31/03              $10,704.38          $ 74,930.66               $22.50

Except as provided to the contrary herein, all the provisions of the Lease Agreement shall be applied to the expansion space and all of the remaining terms, covenants, and provisions of the Lease Agreement shall remain in full force and effect and unmodified hereby. Each party hereby acknowledges that the other is not in default under the Lease Agreement in any respect, Each signatory hereto represents and warrants that he or she is authorized to execute this document and that upon said execution by both parties, this document will constitute the binding obligation of the party on behalf of whom such person has signed, without the necessity of joinder of any other person or entity.

                                                       Lessor TT
                                                             --------------

                                                       Lessee BRS
                                                             --------------


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EXECUTED on the dates set forth below our respective signatures.

LESSOR:                                        LESSEE:

EURUS ESTATES II, LTD.                         CROSSROADS SYSTEMS, INC.

By:  /s/ TERRY THOMPSON                        By:  /s/ BRIAN R. SMITH
   -----------------------------------            -----------------------------
    Terry Thompson, EVP/CEO                        Brian R. Smith
    Kucera Management, Inc.                        CEO
    Authorized Managing Agent for
    EURUS Estates II, Ltd.

Date: January 20, 1999                         Date:  December 17, 1998
     ---------------------------------              ---------------------------